                                                                       Exhibit J


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 25, 2002, relating to the financial statements and financial highlights which appears in the January 31, 2002 Annual Report to Shareholders of SunAmerica Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "General Information -- Independent Accountants and Legal Counsel" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York
April 26, 2002